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                                EXHIBIT 23(h)(4)


                             PARTICIPATION AGREEMENT


                                  By and Among

                               MARKET STREET FUND
                                       and

               PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA

                                       and

                         1717 CAPITAL MANAGEMENT COMPANY

                  THIS AGREEMENT, made as of the close of business on January 26, 2001, the date that Market Street Fund, Inc., a Maryland corporation, reorganizes and redomesticates into Market Street Fund, a Delaware business trust, by and among PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA, a Pennsylvania Corporation (the "Company"), on its own behalf and on behalf of each separate account of the Company named in Exhibit A to this Agreement, as may be amended from time to time (each, an "Account" and collectively, the "Accounts"), the MARKET STREET FUND, an open-end diversified management investment company organized as a business trust under the laws of the State of Delaware (the "Fund") and 1717 CAPITAL MANAGEMENT COMPANY, a Pennsylvania corporation ("1717" or the "Underwriter").

                  WHEREAS, the Fund engages in business as an open-end diversified, management investment company, and the Fund's shares of beneficial interests ("shares") are divided into several distinct series of shares, each representing an interest in a particular managed portfolio of securities and other assets named in Exhibit B to this Agreement, as may be amended from time to time (each, a "Portfolio"), of which certain Portfolios (the "Dedicated Portfolios") are available to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts offered by insurance companies that have entered into participation agreements substantially identical to this Agreement (hereinafter "Participating Insurance Companies"); and

                  WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (the "SEC"), dated October 3, 1985 (File No. 812-6143), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (hereinafter the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit the Fund's shares to be sold to and held
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by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Mixed and Shared Funding Exemptive Order"); and

                  WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act, and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

                  WHEREAS, the Company has registered or will register certain variable life insurance policies and variable annuity contracts named in Exhibit A to this Agreement, as it may be amended from time to time (collectively, the "Policies") under the 1933 Act, unless exempt therefrom; and

                  WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolution of the Company's Board of Directors under Pennsylvania insurance law, to set aside and invest assets attributable to the Policies; and

                  WHEREAS, the Company has registered each Account as a unit investment trust under the 1940 Act, unless exempt therefrom; and

                  WHEREAS, the Underwriter is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD") ; and

                  WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in certain of the Portfolios that are dedicated to support separate accounts established for variable life insurance policies and variable annuity contracts offered by insurance companies and named in Exhibit B to this Agreement, as it may be amended from time to time (the "Dedicated Portfolios") on behalf of the Accounts to fund the Policies, and the Underwriter is authorized to sell shares of the Dedicated Portfolios to unit investment trusts such as the Accounts at net asset value;

                  NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:

ARTICLE I. Sale of Dedicated Portfolio Shares

                  1.1. The Underwriter agrees to sell to the Company those shares of the Fund's Dedicated Portfolios that the Company orders on behalf of the Accounts, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Fund, or its designee, of the order for these shares. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 10:00 a.m. Eastern Time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the relevant Fund calculates its net asset value.

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                  1.2. The Fund agrees to make its Dedicated Portfolio shares available indefinitely for purchase at the applicable net asset value per share by Participating Insurance Companies and their separate accounts on those days on which the Fund calculates the Portfolios' net asset values pursuant to SEC rules; provided, however, that the Fund's Board of Trustees (the "Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of any Portfolio.

                  1.3. The Fund and the Underwriter agree that Dedicated Portfolio shares will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Dedicated Portfolio will be sold to the general public.

                  1.4. The Fund and the Underwriter will not sell Dedicated Portfolio shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III, V, and VII of this Agreement is in effect to govern such sales.

                  1.5. The Fund agrees to redeem for cash, upon the Company's request, any full or fractional shares of a Dedicated Portfolio held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund, or its designee, of the request for redemption. For purposes of this Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption from each Separate Account and receipt by such designee shall constitute receipt by the Fund; provided the Fund receives notice of request for redemption by 10:00 a.m. Eastern Time on the next following Business Day.

                  1.6. The Company agrees to purchase and redeem the shares of each Dedicated Portfolio offered by the Fund's then current prospectus in accordance with the provisions of such prospectus. The Company agrees that all net amounts available under the Policies shall be invested in the Fund, or in the Company's general account; provided that these amounts may also be invested in an investment company other than the Fund if: (a) the other investment company, or series thereof, has investment objectives or policies that are substantially different from the investment objectives and policies of all the Fund's Portfolios; (b) the Company gives the Fund and the Underwriter forty-five
(45) days written notice of the Company's intention to make that other investment company available as a funding vehicle for the Policies; (c) that other investment company was available as a funding vehicle for the Policies prior to the date of this Agreement and the Company has informed the Fund and Underwriter of that arrangement in writing prior to their signing this Agreement; or (d) the Fund or Underwriter consents in writing prior to the use of that other investment company.

                  1.7. The Company shall pay for Fund shares on the same day that the Company places an order to purchase Fund shares. The Fund shall pay redemption proceeds in accordance with the terms of the then-current prospectus for the Fund. Payment shall be in federal funds transmitted by wire.

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                  1.8. Issuance and transfer of the Funds' shares will be by book entry only. Share certificates will not be issued to the Company or any of the Accounts. Shares ordered from the Fund will be recorded in an appropriate title for the applicable Account or the appropriate subaccount of the applicable Account.

                  1.9. The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income dividends or capital-gain distributions payable on the Fund's shares. The Company hereby elects to receive all such dividends and distributions as are payable on the Dedicated Portfolio shares in additional shares of that Dedicated Portfolio; provided, that the Company reserves the right to revoke this election and to receive all such dividends and distributions in cash. The Fund shall notify the Company of the number of each Dedicated Portfolio's shares so issued as payment of such dividends and distributions.

                  1.10. The Fund shall make the net asset value per share for each Dedicated Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated.

ARTICLE II.  Representations and Warranties

                  2.1. The Company represents and warrants that the Policies are or will be registered under the 1933 Act, unless exempt therefrom, and that the Policies will be issued and sold in compliance with all applicable federal and state laws. The Company further represents and warrants that the Company is an insurance company duly organized and in good standing under applicable law and that the Company has legally and validly established the Accounts as segregated asset accounts under Section 40-37-109 of the Pennsylvania Insurance Code and has registered each of the Accounts as a unit investment trust in accordance with the provisions of the 1940 Act, unless exempt therefrom, to serve as segregated investment accounts for the Policies, and that the Company will maintain such registrations for so long as any Policies are outstanding. The Company shall amend any registration statement under the 1933 Act for the Policies and any registration statement under the 1940 Act for the Accounts from time to time as required in order to effect the continuous offering of the Policies or as may otherwise be required by applicable law. The Company shall register and qualify the Policies for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

                  2.2. Subject to Article VI hereof, the Company represents that the Company believes, in good faith, that the Policies are currently and, at the time of issuance, will be treated as life insurance contracts or annuity contracts under applicable provisions of the Internal Revenue Code of 1986, that the Company will make every effort to maintain such treatment and that the Company will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Policies have ceased to be so treated or that the Policies might not be so treated in the future.

                  2.3. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance

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with applicable law and that the Fund is and shall remain registered under the
1940 Act for as long as the Fund shares are sold. The Fund shall amend the registration statement for Fund shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

                  2.4. The Fund represents that the Fund believes, in good faith, that the Fund is currently qualified as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, that the Fund will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision), and that the Fund will notify the Company immediately upon having a reasonable basis for believing that the Fund has ceased to so qualify or that it might not so qualify in the future.

                  2.5. The Fund represents that the Fund's investment objectives, policies, and restrictions comply with the Pennsylvania Insurance Code as this Code applies to the Fund. To the extent feasible and consistent with market conditions, the Fund will adjust the Fund's investments to comply with requirements of the Company's domiciliary state upon written notice from the Company of such requirements and proposed adjustments, provided that in this case the Fund shall be allowed a reasonable period of time under the circumstances after receipt of such notice to make any such adjustment.

                  2.6. The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although the Fund may make such payments in the future. To the extent that the Fund decides to finance distribution expenses pursuant to Rule 12b-1, the Fund shall formulate and approve any plan pursuant to the requirements of Rule 12b-1 to finance distribution expenses and shall notify the Company immediately.

                  2.7. The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that the Underwriter will sell and distribute the Fund shares in accordance with the 1933 Act, the 1934 Act, and the 1940 Act.

                  2.8 The Fund represents and warrants that it and all of its trustees, officers, employees and other individuals/entities having access to the moneys and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

ARTICLE III.  Prospectuses and Proxy Statements; Voting

                  3.1. The Underwriter shall provide the Company, at the Company's expense, with as many copies of the Fund's current prospectus as the Company may reasonably request

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for use with prospective Policy owners and applicants. The Underwriter shall print and distribute, at the Fund's expense, as many copies as necessary for distribution to existing Policy owners or participants. If requested by the Company in lieu thereof, the Fund shall provide this documentation and other assistance as is reasonably necessary in order for the Company to have the new prospectus for the Policies and the Fund's new prospectus for the Dedicated Portfolios printed together in one document, in such case the Fund shall bear its proportional share of expenses as described above.

                  3.2. The Fund's prospectus shall state that the Fund's Statement of Additional Information is available from the Underwriter (or, in the Fund's discretion, the prospectus shall state that this Statement is available from the Fund), and the Underwriter (or the Fund) shall provide this Statement, at the Underwriter's expense, to the Company and to any owner of or participant under a Policy who requests this Statement or, at the Company's expense, to any prospective Policy owner and applicant who requests this Statement.

                  3.3. The Fund, at its expense, shall provide the Company with copies of the Fund's proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require and shall bear the costs of distributing these materials, reports, and communications to existing Policy owners or participants.

                  3.4. If and to the extent required by law, the Company shall:


                  (i) solicit voting instructions from Policy owners or participants;


                  (ii) vote the Fund shares held in the Accounts in accordance with instructions received from Policy owners or participants; and


                  (iii) vote Fund shares held in the Accounts for which no timely instructions have been received, and any Fund shares held in the Company's general account, in the same proportion as Fund shares for which instructions have been received;

so long as and to the extent that the SEC continues to interpret the 1940 Act to require passthrough voting privileges for variable policy owners. The Company reserves the right to vote Fund shares held in any segregated asset account or in the Company's general account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with other Participating Insurance Companies and as required by the Mixed and Shared Funding Exemptive Order.

                  3.5. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will call a meeting of shareholders at the written request of 25% of the outstanding shares of a Portfolio or Portfolios and will comply with

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Section 16(a) of the 1940 Act and, if and when applicable, Section 16(b).
Further, the Fund will act in accordance with the SEC interpretation of the requirements of Section 16 (a) with respect to periodic elections of trustees and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE IV. Sales Material and Information

                  4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or the Underwriter, each piece of sales literature or other promotional material in which the Fund or the Underwriter is named, at least ten (10) business days prior to the literature's or material's use. No such material shall be used if the Fund or the Underwriter objects to such use within ten (10) business days after receipt of such material.

                  4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Policies other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or by the Underwriter, except with the permission of the Fund or the Underwriter. The Fund and the Underwriter agree to respond to any request for approval on a prompt and timely basis. The parties agree that this Section 4.2 is not intended to designate or otherwise imply that the Company is an underwriter or distributor of the Fund's shares.

                  4.3. The Fund or the Underwriter shall furnish, or shall cause to be furnished, to the Company or the Company's designee, each piece of sales literature or other promotional material in which the Company, the Company's separate account(s) or the Policies are named, at least ten (10) business days prior to the literature's or material's use. No such material shall be used if the Company objects to such use within ten (10) business days after receipt of such material.

                  4.4. The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Policies other than the information or representations contained in a registration statement or prospectus for the Policies, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for the Accounts which are in the public domain or approved by the Company for distribution to Policy owners or participants, or in sales literature or other promotional material approved by the Company, except with the permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

                  4.5. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to

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customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under NASD rules, the 1940 Act or the 1933 Act.

ARTICLE V. Fees and Expenses

                  5.1. The Fund and Underwriter shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses, then, subject to obtaining any required exemptive orders or other regulatory approvals, the Underwriter may make payments to the Company or to the underwriter for the Policies if and in amounts agreed to by the Underwriter in writing.

                  5.2. All expenses incident to performance by the Fund of this Agreement shall be paid by the Fund to the extent permitted by law. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares under federal law, and, if applicable, under any state securities law, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting in type, printing and distributing the prospectuses, the proxy materials and reports to existing shareholders and Policy owners, the preparation of all statements and notices required by any federal or state law, all taxes on the issuance or transfer of the Fund's shares, and any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act.

ARTICLE VI. Diversification

                  6.1. The Fund, on behalf of each Dedicated Portfolio, shall at all times be responsible to invest money from an Account in such a manner as to ensure that the Policies will be treated as variable contracts under the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations issued thereunder; provided that, the Fund's investment responsibility shall be limited to compliance with Subchapter M (Code Section 851 et seq.) as that section relates to regulated investment companies and Code Section 817 (h) and the related U.S. Treasury Regulation Section 1.817-5 issued thereunder, relating to the diversification requirements for variable annuity, endowment, and life insurance contracts.

ARTICLE VII. Potential Conflicts

                  7.1. The Board will monitor the Fund and Portfolios for the existence of any material irreconcilable conflict between the interests of the policy owners of all separate accounts investing in the Fund and Portfolios. An irreconcilable material conflict may arise for a variety of reasons, including:

                  (a) an action by any state insurance regulatory authority;

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                  (b)      a change in applicable federal or state insurance,
                           tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities;

                  (c) an administrative or judicial decision in any relevant proceeding;

                  (d) the manner in which the investments of any Portfolio are being managed;

                  (e) a difference in voting instructions given by Participating Insurance Companies or by variable annuity contract and variable life insurance policy owners; or

                  (f) a decision by an insurer to disregard the voting instructions of policy owners.

The Board shall promptly inform the Company if the Board determines that an irreconcilable material conflict exists and the implications thereof.

                  7.2. The Company has reviewed a copy of the Mixed and Shared Funding Exemptive Order, and in particular, has reviewed the conditions to the requested relief set forth therein. As set forth in the Mixed and Shared Funding Exemptive Order, the Company will report any potential or existing conflicts of which the Company is aware to the Board. The Company agrees to assist the Board in carrying out the Fund's responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever policy owner voting instructions are disregarded. The Board shall record in the minutes or other appropriate records of the Fund, all reports received by the Board and all action with regard to a conflict.

                  7.3. If it is determined by a majority of the members of the Board or a majority of its disinterested Trustees that an irreconcilable material conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including:

                  (a) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting these assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected policy owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity policy owners or variable life insurance policy owners, of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected policy owners the option of making such a change; and

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                  (b)      establishing a new registered management investment
                           company or managed separate account.

                  7.4. If the Company's disregard of voting instructions could conflict with the majority of Policy owner voting instructions, and the Company's judgment represents a minority position or would preclude a majority vote, the Company is permitted to withdraw each affected Portfolio's investment in the Fund. The Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund until the Company notifies the Underwriter and the Fund that the Company is withdrawing each affected Account's investment in the Fund pursuant to this
Section 7.4.

                  7.5. If a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state insurance regulators, then the Company is permitted to withdraw each affected Account's investment in the Fund. The Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund until the Company notifies the Underwriter and the Fund that the Company is withdrawing each affected Account's investment in the Fund pursuant to this Section 7.5.

                  7.6. For purposes of Section 7.3 of this Agreement, the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Policies. The Company shall not be required by Section 7.3 to establish a new funding medium for the Policies if an offer to do so has been declined by vote of a majority of Policy owners materially adversely affected by the irreconcilable material conflict.

                  7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) under the 1940 Act are amended, or Rule 6e-3 under the 1940 Act is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then:
                  (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent that these rules are applicable; and

                  (b)      Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of
                           this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to these Sections of the Agreement are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII.  Indemnification

                  8.1.  Indemnification by the Company

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                   8.1(a). The Company agrees to indemnify and hold harmless the
Fund, the Underwriter, and each of the Fund's or the Underwriter's trustees, directors, officers, employees, or agents and each person, if any, who controls or is associated with the Fund or the Underwriter within the meaning of such terms under the federal securities laws (collectively, the "indemnified parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company), or litigation (including legal and other expenses), to which the indemnified parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof), or settlements are related to the sale or acquisition of the Fund's shares and:

                  (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Policies or contained in the Policies or sales literature for the Policies (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify shall not apply as to any indemnified party if this statement or omission or this alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement or prospectus for the Policies or in the Policies or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or Fund shares: or

                  (ii) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Policy or Fund registration statement, the Policy or Fund prospectus or sales literature for the Policies or the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Policies or Fund shares; or

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or

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                  (iv)     arise as a result of any failure by the Company to
                           provide the services and furnish the materials or to make any payments under the terms of this Agreement; or

                  (v) arise out of any material breach by the Company of this Agreement;

except to the extent provided in Sections 8.1(b) and 8.4 hereof. This indemnification shall be in addition to any liability which the Company may otherwise have.

                  8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities, or litigation to which an indemnified party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence of the party seeking indemnification in the performance of his or her duties or by reason of his or her reckless disregard of obligations or duties under this Agreement or to the Fund.

                   8.1(c). The indemnified parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Policies or the operation of the Fund.

         8.2. Indemnification by the Underwriter

                   8.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, or agents and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws (collectively, the "indemnified parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter), or litigation (including legal and other expenses) to which the indemnified parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof), or settlements are related to the sale or acquisition of the Fund's shares and:

                           (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify shall not apply as to any indemnified party if this statement or omission or this alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature for the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Policies or Fund shares; or

                           (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Policies or in the Policy or Fund registration statement, the Policy or Fund prospectus or sales literature for the Policies or the Fund not supplied by the Underwriter or persons under its control) or wrongful conduct of the Underwriter or persons under its control, with respect to the sale or distribution of the Policies or Fund shares; or

                           (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Policies (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Underwriter; or

                           (iv) arise out of any material breach by the Underwriter or the Fund of this Agreement; or

                           (v) arise as a result of any failure by the Underwriter to provide the services and furnish the materials under the terms of this Agreement (including a failure), whether unintentional or is good faith or otherwise, by the Fund to comply with the diversification requirements and procedures related thereto specified in Article VI of this Agreement;

except to the extent provided in Sections 8.2 (b) and 8.4 hereof. This Indemnification shall be in addition to any liability which the Underwriter may otherwise have.

                   8.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities, or litigation to which an indemnified party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence of the party seeking indemnification in the performance of his or her duties or by reason of his or her reckless disregard of obligations and duties under this Agreement or to the Company or the Accounts.

                   8.2(c). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Policies or the operation of the Accounts.

         8.3. Indemnification by the Fund

                    8.3(a). The Fund agrees to indemnify and hold harmless the Company and each of the Company's directors, officers, employees, or agents and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws (collectively, the "indemnified parties" for the purpose of this Section 8.3) against any and all losses, claims, damages, or liabilities (including amounts paid in settlement with the written consent of the Fund), or litigation (including legal and other expenses) to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares and:

                           (i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement); or

                           (ii) arise out of any material breach by the Fund of this Agreement;

except to the extent provided in Section 8.3(b) and 8.4 hereof. This indemnification shall be in addition to any liability which the Fund may otherwise have.

                   8.3 (b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities, or litigation to which an indemnified party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence of the party seeking indemnification in the performance of his or her duties or by reason of his or her reckless disregard of obligations or duties under this Agreement or to the Company or the Accounts.

                  8.3(c). The indemnified parties will promptly notify the Fund of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Policies or the operation of the Accounts.


         8.4. Indemnification Procedure

                  Any person obligated to provide indemnification under this
Article VIII ("indemnifying party" for the purpose of this Section 8.4) shall not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this
Article VIII ("indemnified party" for the purpose of this Section 8.4) unless this indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon this indemnified party (or after this party shall have received notice of this service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the indemnified party against whom this action is brought under the indemnification provision of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the indemnifying party and this indemnifying party is damaged solely as a result of failure to give this notice. In case any such action is brought against the indemnified party, the indemnifying party will be entitled to participate, at its own expense, in the defense thereof. The indemnifying party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the indemnifying party to the indemnified party of the indemnifying party's election to assume the defense thereof, the indemnified party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to this party under this Agreement for any legal or other expenses subsequently incurred by this party independently in connection with the defense thereof other than reasonable costs of investigation, unless (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of this counsel, or (b) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without the indemnifying party's written consent but if settled with this consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of this settlement or judgment.

                  A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.

ARTICLE IX. Applicable Law.

                  9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Pennsylvania.

                  9.2. This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including any exemptions from those statutes, rules, and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. Termination

                  10.1. This Agreement shall terminate:

                           (a) at the option of any party upon one-year advance
written notice to the other parties; or

                           (b) at the option of the Company if shares of all
Dedicated Portfolios are not reasonably available to meet the requirements of the Policies as determined by the

Company; prompt notice of the election to terminate for such cause shall be furnished by the Company; or

                           (c) at the option of the Fund upon institution of
formal proceedings against the Company by the NASD, the SEC, the Insurance Commissioner or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Policies, the operation of the Accounts, or the purchase of the Fund shares and which would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or (d) at the option of the Company upon institution of formal proceedings against the Fund by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; or

                           (e) at the option of the Company or the Fund upon
receipt of any necessary regulatory approvals and/or any necessary vote of the Policy owners having an interest in an Account (or any subaccount) to substitute the shares of another investment company for the corresponding Portfolio shares of the Fund in accordance with the terms of the Policies for which those Portfolio shares had been selected to serve as the underlying investment media. The Company will give thirty (30) days prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's shares; or

                           (f) at the option of the Company or the Fund upon a
determination by a majority of the Board members of the Fund that an irreconcilable material conflict exists among the interests of (i) all policy owners of variable insurance products of all separate accounts or (ii) the interests of the Participating Insurance Companies investing in the Fund; or

                           (g) at the option of the Company, if the Company has
withdrawn an Account's investment in the Fund because the Company's disregard of voting instructions could conflict with the majority of policy owner voting instructions, and if the Company's judgment represents a minority position or would preclude a majority vote; or

                           (h) at the option of the Company, if the Company has
withdrawn an Account's investment in the Fund because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state insurance regulators;

                           (i) at the option of the Company, if the Fund ceases
to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or

                           (j) at the option of the Company, if the Fund fails
to meet the diversification requirements specified in Article VI hereof or if the Company reasonably believes that the Fund will fail to meet such requirements; or

                           (k) at the option of any party to this Agreement,
upon another party's material breach of any provision of this Agreement.

                  10.2. Notice Requirement

                  (a) In the event that any termination of this Agreement is based upon the provisions of Article VII, such prior written notice shall be given in advance of the effective date of termination as required by such provisions.

                  (b) In the event that any termination of this Agreement is based upon the provisions of Sections 10.l (b) - (d) or 10.1(g) - (k), prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating parties, with said termination to be effective upon receipt of such notice by the non-terminating parties.

                  10.3. It is understood and agreed that the right to terminate this Agreement pursuant to Section 10.1(a) may be exercised for any reason or for no reason.

                  10.4. Effect of Termination

                  (a) Notwithstanding any termination of this Agreement pursuant to Section 10.1 of this Agreement and subject to Section 1.3 of this Agreement, the Company may require the Fund and the Underwriter to continue to make available additional shares of the Fund for so long after the termination of this Agreement as the Company desires pursuant to the terms and conditions of this Agreement as provided in paragraph (b) below, for all Policies in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Policies"). Specifically, without limitation, the owners of the Existing Policies shall be permitted to reallocate investments in the Fund, redeem investments in the Fund, and/or invest in the Fund upon the making of additional purchase payments under the Existing Policies. The parties agree that this Section 10.4 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

                  (b) If shares of the Fund continue to be made available after termination of this Agreement pursuant to this Section 10.4, the provisions of this Agreement shall remain in effect except for Section 10.l(a).

                  10.5. Except as necessary to implement Policy owner initiated transactions, or as required by state or federal laws or regulations, the Company shall not redeem Fund shares attributable to the Policies (as opposed to Fund shares attributable to the Company's assets held in any of the Accounts), and the Company shall not prevent Policy owners from allocating payments to a Portfolio that was otherwise available under the Policies, until ninety (90) days after the Company shall have notified the Fund or Underwriter of the Company's intention to do so.

ARTICLE XI. Notices

                  Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                   If to the Fund:

                   Market Street Fund
                   1000 Chesterbrook Boulevard
                   Berwyn, PA  19312-1181
                   Attn:  President

                   If to the Company:

                   Providentmutual Life and Annuity Company of America

                   1000 Chesterbrook Boulevard
                   Berwyn, PA 19312-1181
                   Attn:  President

                   If to the Underwriter:

                   1717 Capital Management Company
                   1000 Chesterbrook Boulevard
                   Berwyn, PA  19312-1181
                   Attn:  President

ARTICLE XII. Miscellaneous

                  12.1. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

                  12.2. Subject to law and regulatory authority, each party hereto shall treat as confidential all information reasonably identified as such in writing by any other party hereto (including without limitation the names and addresses of the owners of the policies) and, except as contemplated by this Agreement, shall not disclose, disseminate or utilize such confidential information until such time as this information may come into the public domain without the express prior written consent of the affected party.

                  12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

                  12.4. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which taken together shall constitute one and the same instrument.

                  12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of the Agreement shall not be affected thereby.

                  12.6. This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties.

                  12.7. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit each other and these authorities reasonable access to that party's books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

                  12.8. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with the Agreement's terms.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.


                                             Company:

ATTEST:                                      PROVIDENTMUTUAL LIFE AND ANNUITY
                                             COMPANY OF AMERICA

By: /s/ James Bernstein                      By: /s/ Robert W. Kloss
    -------------------------------------        -----------------------------
    Name: James Bernstein                        Name:Robert W. Kloss
    Title: Assistant Secretary                   Title: President



                                             Fund:

  ATTEST:                                    MARKET STREET FUND


By: /s/ James Bernstein                      By: /s/ Rosanne Gatta
    --------------------------------------       -----------------------------
    Name: James Bernstein                        Name: Rosanne Gatta
    Title: Secretary                             Title: President
           Compliance Officer


                                             Underwriter:

ATTEST:  1717 CAPITAL MANAGEMENT COMPANY

By: /s/ James Bernstein                      By: /s/ Lance A. Reihl
    -------------------------------------        -----------------------------
    Name: James Bernstein                        Name: Lance A. Reihl
    Title: Assistant Secretary                   Title: President

                                    EXHIBIT A

          ACCOUNTS AND POLICIES SUBJECT TO THE PARTICIPATION AGREEMENT


PROVIDENTMUTUAL VARIABLE LIFE SEPARATE ACCOUNT

- FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE-OPTIONS PREMIER

- FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE-OPTIONS VL

- FLEXIBLE PREMIUM ADJUSTABLE SURVIVORSHIP VARIABLE LIFE INSURANCE-SURVIVOR OPTIONS PREMIER

- FLEXIBLE PREMIUM ADJUSTABLE SURVIVORSHIP VARIABLE LIFE INSURANCE-SURVIVOR OPTIONS VL

Providentmutual Variable Annuity Separate Account

- INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT-MARKET STREET VIP/2

- FLEXIBLE PREMIUM VARIABLE ANNUITY CONTRACT-VIP EXTRA CREDIT VARIABLE ANNUITY

- FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT-OPTIONS VIP

- INDIVIDUAL FLEXIBLE PREMIUM VARIABLE ANNUITY CONTRACT-VIP PREMIER VARIABLE ANNUITY

                                    EXHIBIT B

                PORTFOLIOS SUBJECT TO THE PARTICIPATION AGREEMENT


- ALL PRO BROAD EQUITY PORTFOLIO

- ALL PRO LARGE CAP GROWTH PORTFOLIO

- ALL PRO LARGE CAP VALUE PORTFOLIO

- ALL PRO SMALL CAP GROWTH PORTFOLIO

- ALL PRO SMALL CAP VALUE PORTFOLIO

- EQUITY 500 INDEX PORTFOLIO

- INTERNATIONAL PORTFOLIO

- BALANCED PORTFOLIO

- MID CAP GROWTH PORTFOLIO

- BOND PORTFOLIO

- MONEY MARKET PORTFOLIO